UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 11, 2011, Cyclacel Limited, a wholly-owned subsidiary of Cyclacel Pharmaceuticals, Inc. (the “Company”), entered into an amendment (the “Amendment”) to that certain CS-682 License Agreement, dated September 10, 2003 (“License Agreement”), by and between Cyclacel Limited and Daiichi Sankyo Company, Limited (“Daiichi Sankyo”) relating to certain rights which Cyclacel Limited has licensed from Daiichi Sankyo with regard to the Company’s sapacitabine drug.

Pursuant to the Amendment and taking into consideration the investment that the Company has made in progressing the development of sapacitabine, Daiichi Sankyo has irrevocably waived a termination right it possessed under a provision of the License Agreement that required the Company to obtain regulatory approval to sell sapacitabine in at least one country by September 2011, and has released the Company from all claims and liability of any kind arising under such provision. The Amendment further provides that the royalty due from the Company to Daiichi Sankyo on future net sales of sapacitabine be increased by a percentage between 1.25% and 1.50% depending on the level of net sales of sapacitabine realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Name: Paul McBarron
Title: Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: July 15, 2011